As filed with the Securities and Exchange Commission on November 27, 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PTC Inc.

(Exact name of registrant as specified in its charter)

Massachusetts	04-2866152
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

140 Kendrick Street

Needham, Massachusetts 02494

(781) 370-5000 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Aaron von Staats

Executive Vice President, General Counsel & Secretary

PTC Inc.

140 Kendrick Street

Needham, Massachusetts 02494

(781) 370-5000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

with copies to:

Matthew C. Dallett

Aileen C. Meehan

Locke Lord LLP

111 Huntington Avenue

Boston, Massachusetts 02199

(617) 239-0303

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐

Calculation of registration fee

Title of each class of securities to be registered (1)	Amount to be registered (2)	Proposed maximum offering price per unit (3)	Proposed maximum aggregate offering price (3)	Amount of registration fee
Common Stock, $0.01 par value per share	10,582,010	$80.84	$855,396,778.35	$103,674.09

(1)	All the shares of common stock being registered hereby are offered for the account of a selling stockholder (or stockholders) who acquired such shares in a private transaction.
(2)

Pursuant to Rule 416 under the Securities Act, this registration statement also covers an indeterminate number of additional shares of common stock as may be issuable with respect to the shares being issued hereunder as a result of a stock split, stock dividend, recapitalization or similar event.

(3)

Estimated pursuant to Rule 457(c) under the Securities Act solely for purposes of calculating the amount of the registration fee, based on the average of the high and low prices of the registrant’s common stock reported as of November 20, 2018 on the NASDAQ Global Select Market.

Prospectus

PTC Inc.

Common Stock

Rockwell Automation, Inc. (“Rockwell Automation”), together with any additional selling stockholders listed in any applicable prospectus supplement, may offer and resell up to 10,582,010 shares of our common stock, par value $0.01 per share. The selling stockholder purchased these shares from us in a transaction exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the terms and subject to the conditions of a securities purchase agreement, dated as of June 11, 2018, by and between us and Rockwell Automation.

We are not selling any shares of our common stock under this prospectus and we will not receive any of the proceeds from the sale of shares of our common stock by the selling stockholder. The selling stockholder may sell the shares of common stock described in this prospectus through public or private transactions at market prices prevailing at the time of sale or at negotiated prices. We provide more information about how the selling stockholder may sell its shares of our common stock in the section of this prospectus entitled “Plan of Distribution.”

Our common stock is listed on the NASDAQ Global Select Market under the symbol “PTC.” On November 26, 2018, the last reported sale price for our common stock on the NASDAQ Global Select Market was $84.82 per share.

In this prospectus, “PTC,” “the Company,” “we,” “us” and “our” refer to PTC Inc., including, unless otherwise stated or the context otherwise requires, its subsidiaries.

Investing in our common stock involves risks. You should carefully consider the information under “Risk factors” on page 3 of this prospectus and the documents incorporated by reference herein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 27, 2018.

i

About this prospectus

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using a shelf registration process. Under this process, the selling stockholder named in this prospectus or in one or more supplements to this prospectus may sell shares of common stock from time to time. Each time any selling stockholder not named herein sells shares of common stock under the registration statement of which this prospectus is a part, such selling stockholder will provide a copy of this prospectus and any applicable prospectus supplement, as required by law. Any applicable prospectus supplement may add, update, or change information contained in this prospectus.

The selling stockholder may offer and sell shares of common stock directly to purchasers, through agents selected by the selling stockholder, or to or through underwriters or dealers. A prospectus supplement, if required, may describe the terms of the plan of distribution and set forth the names of any agents, underwriters, or dealers involved in the sale of shares of common stock. See “Plan of Distribution.”

You should read this prospectus and any applicable prospectus supplement or “free writing prospectus,” along with the documents incorporated by reference herein and therein and described under the heading “Where you can find more information,” prior to investing in our common stock. You should also read and consider the information set forth in the section entitled “Risk factors” in this prospectus and any applicable prospectus supplement or “free writing prospectus” and the documents incorporated by reference herein and therein before you make an investment decision.

We have filed or incorporated by reference exhibits to the registration statement of which this prospectus forms a part. You should read the exhibits carefully for provisions that may be important to you.

References in this prospectus to “PTC,” “the Company,” “we,” “us” and “our” refer to PTC Inc. and its subsidiaries, unless otherwise stated or the context otherwise requires.

You should rely only on the information contained or incorporated by reference in this prospectus, any accompanying prospectus supplement and any applicable “free writing prospectus.” We have not authorized, and the selling stockholder has not authorized, any person to provide you with different or additional information. If given or made, any such other information or representation should not be relied upon as having been authorized by us. No offer of shares of common stock is being made in any jurisdiction where such an offer or sale is not permitted.

Under no circumstances should the delivery to you of this prospectus or any applicable prospectus supplement or “free writing prospectus” create any implication that the information contained herein or therein or incorporated by reference herein or therein is correct as of any time after the respective dates of this prospectus, any applicable prospectus supplement or “free writing prospectus” or any document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since those respective dates.

ii

Prospectus summary

This summary highlights selected information contained elsewhere in this prospectus. This summary does not contain all information that you should consider before investing in our common stock. You should read the following summary together with the more detailed information regarding PTC, the common stock being registered hereby, our financial statements and notes thereto and our risk factors, before deciding whether to purchase shares of our common stock from the selling stockholder.

PTC Inc.

PTC is a global software and services company that delivers solutions to enable our industrial customers’ digital transformations, helping them to better design, manufacture, operate, and service their products.

Our Internet of Things (IoT) solutions are focused on Smart Connected Operations (SCO), Smart Connected Products (SCP), and Smart Connected Systems, that enable companies to connect factories and plants, smart products, and enterprise systems, bridging the physical and digital worlds, to transform their businesses. Our Solutions portfolio of innovative Computer-Aided Design (CAD) and Product Lifecycle Management (PLM) solutions enable manufacturers to create, innovate, operate, and service products.

PTC

IoT		Solutions
Internet of Things (IoT)	Augmented Reality (AR)	Computer Aided Design (CAD)	Product Lifecycle Management (PLM)

Industrial Innovation Platform enabling connectivity, rapid application development, and purpose-built solutions.	Industrial AR solutions to increase efficiency and technical proficiency of skilled workers in manufacturing and service settings.	Effective and collaborative product design across the globe.	Efficient and consistent management of product development from concept to retirement across the enterprise processes and distributed teams.

Our Markets and How We Address Them

We compete in the Industrial IoT (IIoT) and augmented reality markets and the CAD and PLM markets. The markets we serve present different growth opportunities for us. We see greater opportunity for market growth for our IIoT and Augmented Reality solutions for the enterprise, followed by more moderate market growth for our CAD and PLM solutions.

We derive most of our sales from products and services sold directly by our sales force to end-user customers. Approximately 20% to 30% of our sales of products and services are through third-party resellers and other strategic partners. Our sales force focuses on large accounts, while our reseller channel provides a cost-effective means of covering the small- and medium-size business market. We jointly develop, market and sell integrated products and services with our strategic partners, including Rockwell Automation; our strategic services partners provide service offerings to help customers implement our product offerings. As we grow our IIoT business, we expect our go-to-market strategy will rely more on partners, including the types of strategic partners described above, and marketing directly to end users and developers.

Our Company

We were incorporated in Massachusetts in 1985. Our principal executive offices are located at 140 Kendrick Street, Needham, Massachusetts 02494, and our telephone number at that address is (781) 370-5000. We maintain a website at www.ptc.com where general information about us is available. The information on or accessible through our website is not incorporated by reference into or otherwise made a part of this prospectus.

The Offering

Common stock offered by the selling stockholder	10,582,010 shares

Exchange Listing	Our common stock is listed on the NASDAQ Global Select Market under the symbol “PTC.”

Use of proceeds	All of the shares of common stock being offered under this prospectus are being sold by the selling stockholder. Accordingly, we will not receive any proceeds from the sale of these shares.

Background of the Offering

Rockwell Automation purchased the shares of our common stock that we are registering under the registration statement of which this prospectus is a part from us on July 19, 2018, in connection with PTC and Rockwell Automation entering into a strategic alliance. Rockwell Automation made the purchase under a Securities Purchase Agreement, dated as of June 11, 2018, between us and Rockwell Automation (the “Securities Purchase Agreement”) providing for the purchase of 10,582,010 shares of our common stock at a price of $94.50 per share.

Our stockholders are not third-party beneficiaries under the Securities Purchase Agreement and the related agreements and should not rely on the representations, warranties and covenants in those agreements or any descriptions of these terms as characterizations of the actual state of facts or condition of the Company.

Throughout this prospectus, when we refer to the shares of our common stock the offer and sale of which we are registering on behalf of the selling stockholder, we are referring to the shares of common stock that we issued and sold to Rockwell Automation pursuant to the Securities Purchase Agreement. When we refer to the “selling stockholder” in this prospectus, we are referring to Rockwell Automation.

Risk factors

Investing in our securities involves risk. Before making a decision about investing in our securities, you should consider the risks discussed below and under the caption “Risk factors” in any applicable prospectus supplement and the risks described under the caption “Risk Factors” in our most recent Annual Report on Form 10-K filed with the SEC, as these risk factors are amended or supplemented by subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations. Any adverse effect on our business, financial condition, results of operations or prospects could result in a decline in the value of our securities and the loss of all or part of your investment.

If the selling stockholder sells all or a portion of the shares of our common stock that it is permitted to sell in accordance with the terms of the Securities Purchase Agreement and the related agreements following the date at which it is permitted to sell such shares, it could cause our common stock price to decline.

The sale by the selling stockholder of the shares of our common stock covered by this prospectus could depress the market price for our common stock. Such sales may also make it more difficult for us to sell equity securities in the future at a time and at a price that we deem appropriate to raise funds through future equity offerings of our common stock.

Where you can find more information

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our internet website is www.ptc.com and through the Investor Relations section of our website, you may access, free of charge, our filings, as soon as reasonably practicable after we electronically file such materials with, or furnish them to, the SEC. The information on or accessible through our website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus. Our SEC filings are also available to the public at the SEC’s website at www.sec.gov.

We have filed with the SEC a registration statement on Form S-3 with respect to the securities offered hereby. This prospectus does not contain all the information set forth in the registration statement, parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the securities offered hereby, reference is made to the registration statement.

Incorporation by reference

The SEC allows us to “incorporate by reference” into this prospectus the information in other documents that we file with it. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine whether any of the statements in this prospectus or in any documents previously incorporated by reference have been modified or superseded. We specifically incorporate by reference into this prospectus the documents listed below and any future filings that we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) prior to the termination of the offering under this prospectus; provided, however, that we are not incorporating, in each case, any documents or information deemed to have been furnished and not filed in accordance with SEC rules (including pursuant to Item 2.02 or 7.01 of Form 8-K), and no such information shall be deemed specifically incorporated by reference hereby:

•	our Annual Report on Form 10-K for the fiscal year ended September 30, 2018, filed with the SEC on November 16, 2018;

•	our Current Reports on Form 8-K filed with the SEC on October 24, 2018 and November 20, 2018;

•

the portions of our Definitive Proxy Statement on Schedule 14A filed on January 24, 2018, which are incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended September 30, 2017; and

•

the description of our common stock, par value $0.01 per share, contained in our registration statement on Form 8-A, filed with the SEC on October 26, 1989, under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

You may request a copy of these filings, at no cost, by telephoning our Investor Relations department at (781) 370-5951 or writing us at:

Through January 18, 2019	On and After January 19, 2019

Investor Relations PTC Inc. 140 Kendrick Street Needham, Massachusetts 02494	Investor Relations PTC Inc. 121 Seaport Boulevard Boston, Massachusetts 02210

Cautionary statement regarding forward-looking statements

This prospectus and the documents we incorporate herein by reference contain disclosures that are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements include all statements that do not relate solely to historical or current facts, which can be identified by the use of words such as “may,” “will,” “expect,” “project,” “estimate,” “anticipate,” “plan,” “believe,” “potential,” “should” and “continue,” including but not limited to statements about our anticipated financial results and growth, subscription adoption, the development of our products and markets, and anticipated tax rates. These forward-looking statements are based on our current plans and assumptions and involve risks and uncertainties that could cause actual results to differ materially from those projected. These risks include: the macroeconomic and/or global manufacturing climates may deteriorate; customers may not purchase our solutions or convert existing support contracts to subscription when or at the rates we expect; our businesses, including our Internet of Things (IOT) and Augmented Reality businesses, may not expand and/or generate the revenue we expect; the adoption of ASC 606 and the effects thereof on future periods may differ materially from the amounts we expect; foreign currency exchange rates may vary from our expectations and thereby affect our reported revenue and expense; the mix of revenue between license and subscription solutions, support and professional services could be different than we expect, which could impact our earnings per share results; our transition to subscription-only licensing could adversely affect sales and revenue; sales of our solutions as subscriptions may not have the longer-term positive effect on revenue and earnings that we expect; bookings associated with minimum subscription annualized contract value commitments under our strategic alliance agreement with Rockwell Automation may not result in subscription contracts sold through to end-user customers; we may be unable to expand our partner ecosystem as we expect and our partners may not generate the revenue we expect; we may be unable to generate sufficient operating cash flow to return 40% of free cash flow to shareholders and other uses of cash or our credit facility limits or other matters could preclude share repurchases. In addition, our assumptions concerning our future GAAP and non-GAAP effective income tax rates are based on estimates and other factors that could change, including the geographic mix of our revenue, expenses and profits. Important information about other factors that may cause our actual results to differ materially from those contemplated by these statements is discussed under “Risk factors” in this prospectus, as well as in our latest Annual Report on Form 10-K, which is incorporated by reference herein.

Use of proceeds

The selling stockholder will make offers and sales pursuant to this prospectus and any applicable prospectus supplement. We will not receive any proceeds from the sale or other disposition by the selling stockholder of the shares of our common stock covered hereby. We will pay all registration and filing fees payable to the SEC and to the Financial Industry Regulatory Authority in connection with the registration of the shares covered by this prospectus, as well as listing fees for the shares payable to the NASDAQ Global Select Market; fees and expenses payable in connection with compliance with any state securities or “Blue Sky” laws; printing, duplicating, and other similar disbursements related to the registration of the shares (including expenses of printing certificates for the shares in a form eligible for deposit with The Depository Trust Company and of printing prospectuses); the fees and disbursements of our counsel and of counsel to Rockwell Automation; the fees and expenses of our independent certified public accountants; reasonable out-of-pocket expenses related to any “road show” for an offering of shares covered by this prospectus, including expenses for travel, meals and lodging; and all of our internal expenses (including salaries and expenses of our officers and employees performing legal or accounting duties). Rockwell Automation will pay all fees and disbursements of underwriters customarily paid by sellers of securities and all underwriting discounts and commissions and transfer taxes, if any, attributable to the sale of shares covered by this prospectus, as well as any other expenses not described in the preceding sentence as payable by the Company.

Selling stockholder

We are registering for resale by the selling stockholder 10,582,010 shares of our common stock that Rockwell Automation purchased from us on July 19, 2018 (the “Closing Date”) in connection with PTC and Rockwell Automation entering into a strategic alliance. The purchase was made under a Securities Purchase Agreement, dated as of June 11, 2018, between us and Rockwell Automation (the “Securities Purchase Agreement”) providing for the purchase of 10,582,010 shares of our common stock at a price of $94.50 per share.

Under the terms of the Securities Purchase Agreement, Rockwell Automation is entitled to appoint a designee to our board of directors (the “Board”) for a period commencing on the Closing Date and ending on the date that Rockwell Automation beneficially owns shares of our common stock representing less than 5.0% of our total outstanding shares of common stock (the “Director Period”). Accordingly, Mr. Blake Moret, Chairman and Chief Executive Officer of Rockwell Automation, has joined our Board. In addition, Rockwell Automation is subject to a standstill provision until the later of the third anniversary of the Closing Date and the expiration of the Director Period, subject to earlier termination upon certain events (the “Standstill Period”). During the Standstill Period, Rockwell Automation will not, among other things and subject to specified exceptions, (a) acquire any of our securities if, immediately after such acquisition, Rockwell Automation, together with its affiliates, would beneficially own more than 9.0% of our total outstanding shares of common stock; (b) propose any merger, consolidation, business combination, tender offer or similar transaction involving us; (c) solicit proxies or consents to vote any of our securities; or (d) form, join or participate in any group (as such term is used in the rules of the SEC).

The Securities Purchase Agreement also provides that, for a period ending on the earlier of the third anniversary of the Closing Date and the one-month anniversary of the expiration or termination of the Strategic Alliance Agreement (described below), Rockwell Automation will be restricted from transferring the shares of common stock purchased thereunder, subject to certain exceptions. Following the first anniversary of the Closing Date, Rockwell Automation will be allowed to transfer shares of our common stock in an amount not exceeding, in the aggregate in any 90-day period, a number of shares equal to 1.0% of our total outstanding shares of common stock as of the first date in such 90-day period, but no more than 2.0% of our total outstanding shares of common stock in each of the second year and the third year after the Closing Date. Rockwell Automation also will be generally restricted from transferring any shares of our common stock to certain of our competitors or to any person that would, after giving effect to such transfer, beneficially own 5.0% or more of our total outstanding shares of common stock and would be required to file a Schedule 13D under the Exchange Act.

During the Standstill Period, Rockwell Automation will be required to cause all of the shares of our common stock that it beneficially owns to be present for quorum purposes at any meeting of the shareholders of the Company and to vote all of such shares in accordance with the Board’s recommendations with respect to the election of directors, all business involving compensation matters (including new or amended equity plans and “say on pay” proposals), and the ratification of the appointment of the Company’s independent public accounting firm set forth in the Company’s proxy statement for the meeting.

On the Closing Date, we and Rockwell Automation entered into a registration rights agreement (the “Registration Rights Agreement”) that provides Rockwell Automation with certain registration rights with respect to the shares of our common stock that Rockwell Automation acquired under the Securities Purchase Agreement. We are filing the registration statement of which this prospectus is a part in accordance with the terms of the Registration Rights Agreement.

In addition to the Securities Purchase Agreement and the Registration Rights Agreement, we and Rockwell Automation entered into an Amended and Restated Strategic Alliance Agreement, effective as of June 19, 2018 (the “Strategic Alliance Agreement”). Under the Strategic Alliance Agreement, we and Rockwell Automation agreed to align our respective smart factory software solutions to address the market for smart, connected operations and sell a combined software suite and one another’s software solutions into the market. The Strategic Alliance Agreement provides, among other things, for each party to have the right to (1) distribute certain of the other party’s products on an original equipment manufacturer (OEM) basis as part of a combined new offering and (2) resell the same products and associated support on a standalone basis. The Strategic Alliance Agreement provides for Rockwell Automation to have certain exclusive rights to distribute the subject products and services in designated territories and with certain types of factory automation customers. Rockwell Automation has agreed to certain minimums with respect to its sale of our products over the term of the Strategic Alliance Agreement. The Strategic Alliance Agreement also includes certain limitations on the ability of each party to partner with companies with similar products and solutions to those included in the strategic partnership. The Strategic Alliance Agreement has a term ending on September 30, 2021, and may be renewed upon mutual agreement of the parties. Either party may terminate the Strategic Alliance Agreement under certain circumstances, including (a) the other party materially breaches the Strategic Alliance Agreement and such breach is not cured within a specified period; (b) the other party files for bankruptcy; or (c) in the event of a change of control of either party. In addition, we may terminate the Strategic Alliance Agreement if Rockwell Automation materially breaches the standstill provisions or transfer restrictions included in the Securities Purchase Agreement and such breach is not cured within a specified period.

The following table was prepared based on information publicly filed or supplied to us by the selling stockholder. The following table sets forth the name of the selling stockholder, the number of shares of our common stock beneficially owned by the selling stockholder as of the date of this prospectus, and the number of shares that may be offered by the selling stockholder pursuant to this prospectus. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to our common stock. We believe, based on information supplied by the selling stockholder, that the selling stockholder has sole voting and investment power with respect to the shares of our common stock that it acquired under the Securities Purchase Agreement. The table also provides information about the selling stockholder’s beneficial ownership of our common stock after giving effect to the assumed sale of all of the shares offered by this prospectus; however, because, subject to the restrictions on transfer set forth in the Securities Purchase Agreement, the selling stockholder may sell some, all or none of these shares at such times as it may determine, we cannot estimate the actual number of shares (or actual percentage of the class) of our common stock that will be beneficially owned by the selling stockholder upon, or the timing of, the completion of this offering.

	Prior to the Offering			After the Offering
Name of Selling Stockholder	Number of Shares of Common Stock Beneficially Owned	Percent of Shares of Common Stock Outstanding (2)	Number of Shares of Common Stock Being Registered for Resale	Number of Shares of Common Stock Beneficially Owned (3)	Percent of Shares of Common Stock Outstanding (3)
Rockwell Automation, Inc. (1)	10,582,010	8.92%	10,582,010	—	—

(1)	The principal address of Rockwell Automation is 1201 South Second Street, Milwaukee, Wisconsin 53204.
(2)	Based on 118,675,240 shares outstanding as of November 19, 2018.
(3)

Assumes that the selling stockholder disposes of all of the shares of common stock covered by this prospectus and does not acquire beneficial ownership of any additional shares. The registration of these shares does not necessarily mean that the selling stockholder will sell all or any portion of the shares covered by this prospectus.

Except as set forth above, the selling stockholder has not had any position, office or other material relationship with us or any of our predecessors or affiliates within the past three years.

Plan of distribution

The selling stockholder and any of its pledgees, assignees and successors-in-interest may, from time to time in one or more transactions on the NASDAQ Global Select Market or any other organized market where our shares of common stock may be traded or in privately negotiated transactions, sell any or all of their shares of our common stock offered hereby through underwriters, dealers or agents, directly to one or more purchasers or through a combination of any such methods of sale. The selling stockholder may distribute the shares of our common stock offered hereby from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

The selling stockholder may use any one or more of the following methods when selling the shares offered hereby:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	one or more block trades in which the broker-dealer will attempt to sell such shares as agent or principal of all of such shares held by the selling stockholder;

•	purchases by a broker-dealer as principal and resale by such broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales;

•	agreements between broker-dealers and the selling stockholder to sell a specified number of such shares at a stipulated price per share; and

•	any other method permitted pursuant to applicable law.

If the selling stockholder effects such transactions by selling shares of common stock offered hereby to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholder or commissions from purchasers of the shares of common stock offered hereby for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of common stock offered hereby or otherwise, and subject to restrictions on its right to transfer our common stock set forth in the Securities Purchase Agreement, the selling stockholder may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock offered hereby in the course of hedging in positions they assume. The selling stockholder may also sell shares of common stock offered hereby short, subject to restrictions on its right to transfer our common stock set forth in the Securities Purchase Agreement, and deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholder may also loan or pledge shares of common stock offered hereby to broker-dealers that in turn may sell such shares, subject to restrictions on its right to transfer our common stock set forth in the Securities Purchase Agreement.

The selling stockholder may pledge or grant a security interest in some or all of the shares of common stock offered hereby and owned by it and, if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell such shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholder also may transfer and donate the shares of common stock offered hereby in other circumstances, in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling stockholder and any broker-dealer participating in the distribution of the shares of common stock offered hereby may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of common stock offered hereby is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

Under the securities laws of some states, the shares of common stock offered hereby may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock offered hereby may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that the selling stockholder will sell any or all of the shares of common stock registered pursuant to the registration statement of which this prospectus forms a part.

The selling stockholder and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act, and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock offered hereby by the selling stockholder and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock offered hereby to engage in market-making activities with respect to the shares of common stock offered hereby. All of the foregoing may affect the marketability of the shares of common stock offered hereby and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock offered hereby.

Once sold under the registration statement of which this prospectus forms a part, the shares of common stock offered hereby will be freely tradable in the hands of persons other than our affiliates.

Legal matters

The validity of the shares of common stock offered by this prospectus has been passed upon for us by Locke Lord LLP, Boston, Massachusetts.

Experts

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended September 30, 2018 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Part II

Information not required in prospectus

Item 14. Other expenses of issuance and distribution

Set forth below is an estimate (except in the case of the registration fee) of the amount of fees and expenses to be incurred in connection with the filing of this registration statement. The amount of any additional fees that may be incurred in connection with the issuance, distribution, and sale of the offered securities registered hereby are not known. Such fees, which could be significant, will be disclosed in any applicable prospectus supplement filed in connection with such future offering. All fees and expenses including the amounts set forth below, other than underwriting discounts and commissions, incurred in connection with the sale of the offered securities will be borne by PTC.

SEC Registration Fee	$103,674
Legal Fees and Expenses	$40,000
Accounting Fees and Expenses	$15,000
Miscellaneous Fees and Expenses	$10,000

Total:	$168,674

Item 15. Indemnification of directors and officers

PTC Inc. is incorporated in Massachusetts. As permitted by the Massachusetts Business Corporation Act (“MBCA”), PTC’s Articles of Organization provide that no director shall have personal liability to the corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director except to the extent that such exculpation is not permitted under the MBCA. Accordingly, PTC’s Articles of Organization do not eliminate or limit the liability of a director (a) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) for improper distributions to the stockholders or (d) for any transaction from which the director derived an improper personal benefit.

As also permitted by the MBCA, PTC’s Articles of Organization provide that PTC shall indemnify each person who was or is a party or is threatened to be made a party to a legal proceeding because of his or her status as a director or officer of PTC, or who serves at PTC’s request as a director or officer of another organization or in any capacity with respect to an employee benefit plan of PTC, against all expenses, judgments and fines, including amounts paid in settlement, incurred by him or her in connection with such proceeding unless in any proceeding it shall have been finally adjudicated, or it has otherwise been determined, that such person did not act in good faith in the reasonable belief that his or her action was in the best interest of PTC or, to the extent that such matter relates to service with respect to an employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan. Furthermore, the MBCA would not permit such indemnification in the case of a criminal proceeding unless such person had no reasonable cause to believe his or her conduct in the matter was unlawful. Such indemnification shall include payment by PTC of expenses incurred in defending any such proceeding in advance of the final disposition thereof upon receipt of an undertaking by or on behalf of the person indemnified to repay such advance if he or she shall be adjudicated to be not entitled to indemnification, which undertaking may be accepted without reference to the financial ability of such person to make repayment. PTC’s Articles of Organization contain certain procedural and other provisions that provide additional protection for persons seeking indemnification.

The indemnification provided for in PTC’s Articles of Organization is not exclusive of any other rights to indemnification to which a director or officer may be entitled, shall continue as to an indemnitee who has ceased to be a director or officer, and inures to the benefit of the estate, heirs, executors, and administrators of such a person. PTC is also specifically authorized to enter into agreements with officers and directors providing indemnification rights and procedures different from those set forth in the Articles of Organization.

The MBCA mandates indemnification for reasonable expenses, regardless of whether an individual has met a particular standard of conduct, in connection with proceedings in which a director or officer is wholly successful, on the merits or otherwise. Furthermore, the MBCA provides that a court may direct a corporation to indemnify a director or officer if the court determines that it is fair and reasonable to indemnify such person regardless of whether he or she met the relevant standard of conduct.

Item 16. Exhibits

Exhibit Index

No.		Description

1.1§		Form of Underwriting Agreement.

4.1		Restated Articles of Organization of PTC Inc. adopted August 4, 2015 (filed as Exhibit 3.1 to our Annual Report on Form 10-K for the fiscal year ended September 30, 2015 (File No. 000-18059) and incorporated herein by reference).

4.2		By-laws, as amended and restated, of PTC Inc. (filed as Exhibit 3.2 to our Quarterly Report on Form 10-Q for the fiscal quarter ended March 29, 2014 (File No. 000-18059) and incorporated herein by reference).

5.1	*	Opinion of Locke Lord LLP as to legality of securities being registered.

10.1		Securities Purchase Agreement by and between PTC Inc. and Rockwell Automation, Inc., dated as of June 11, 2018 (filed as Exhibit 10.1 to our Current Report on Form 8-K filed on June 11, 2018 (File No. 0-18059) and incorporated herein by reference).

10.2		Amended and Restated Strategic Alliance Agreement by and between PTC Inc. and Rockwell Automation, Inc., dated as of June 19, 2018 (filed as Exhibit 10.25 to our Annual Report on Form 10-K for the fiscal year ended September 30, 2018 (File No. 0-18059) and incorporated herein by reference).

10.3		Registration Rights Agreement, by and between the Company and Rockwell Automation, Inc., dated July 19, 2018 (filed as Exhibit 10.1 to our Current Report on Form 8-K filed on July 19, 2018 (File No. 0-18059) and incorporated herein by reference).

23.1	*	Consent of Locke Lord LLP (included in Exhibit 5.1).

23.2	*	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.

24.1	*	Powers of Attorney (set forth on the signature page to this registration statement).

*	Filed herewith
§	To be filed, if applicable, by amendment or as an exhibit to a document to be incorporated by reference herein.

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes as follows:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or 15(d) of the Exchange Act, that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of this offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Needham, Commonwealth of Massachusetts, on November 27, 2018.

PTC INC.

By:	/s/ James E. Heppelmann
James E. Heppelmann President and Chief Executive Officer

Power of attorney

We, the undersigned officers and directors of PTC Inc., hereby severally constitute and appoint Andrew D. Miller and Aaron von Staats, Esq., and each of them singly, our true and lawful attorneys-in-fact and agents, with full power of substitution to them in any and all capacities, to sign and file any and all amendments to this registration statement on Form S-3 (including all post-effective amendments), and any related Rule 462 registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ James E. Heppelmann James E. Heppelmann	President and Chief Executive Officer (Principal Executive Officer), Director	November 27, 2018

/s/ Andrew D. Miller Andrew D. Miller	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	November 27, 2018

/s/ Janice D. Chaffin Janice D. Chaffin	Director	November 27, 2018

/s/ Phillip Fernandez Phillip Fernandez	Director	November 27, 2018

/s/ Donald K. Grierson Donald K. Grierson	Director	November 27, 2018

/s/ Klaus G. Hoehn Klaus G. Hoehn	Director	November 27, 2018

/s/ Paul A. Lacy Paul A. Lacy	Director	November 27, 2018

/s/ Corinna Lathan Corinna Lathan	Director	November 27, 2018

/s/ Blake Moret Blake Moret	Director	November 27, 2018

/s/ Robert P. Schechter Robert P. Schechter	Director, Chairman	November 27, 2018